UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 20, 2026
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2026, Pattye L. Moore informed the Board of Directors (the “Board”) of ONEOK, Inc. (“ONEOK”) of her decision to retire from the Board at the end of her current term and not stand for re-election as a director at ONEOK’s 2026 annual meeting of shareholders (the “Annual Meeting”), which is scheduled for May 20, 2026. Ms. Moore’s current term as a director is scheduled to expire on the date of the Annual Meeting. Ms. Moore’s decision to retire and not stand for re-election is not a result of any disagreement with ONEOK, including on any matter relating to its operation, policies or practices.

ONEOK also announced on March 25, 2026, that Gerald B. Smith will not be standing for re-election to the Board due to the Company’s mandatory age retirement policy, which provides that a director will retire from the Board no later than immediately prior to the annual meeting of shareholders following a director’s 75th birthday. Mr. Smith’s current term is scheduled to expire on the date of the Annual Meeting. Mr. Smith’s decision to retire and not stand for re-election is not a result of any disagreement with ONEOK, including on any matter relating to its operation, policies or practices.
Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit number		Description

99.1		Press release, dated March 25, 2026

104		Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	March 25, 2026	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

3